Exhibit 99.1

Tenneco Reports Record Fourth Quarter and Full-Year 2010 Financial Results

  Record-high 4Q revenue of $1.577 billion
  Record-high EBIT for 4Q and full-year 2010
  Lowest-ever debt net of cash at $990 million
  Global OE revenues of $5.9 billion projected in 2011 and $7.1 billion in 2012, reflecting growth in light and commercial vehicle volumes and content

LAKE FOREST, Ill.--(BUSINESS WIRE)--February 3, 2011--Tenneco Inc. (NYSE:TEN) reported a fourth quarter net loss of $18 million, or 31-cents per diluted share. The net loss was primarily due to re-financing costs and tax charges in the quarter. Adjusted for the items below, net income increased to $19 million, or 31-cents per diluted share, on a higher share count. Fourth quarter 2009 net income was $17 million, or 32-cents per diluted share, and adjusted net income was $7 million, or 13-cents per diluted share. The tables in the press release reconcile GAAP results to non-GAAP results.

EBIT (earnings before interest, taxes and noncontrolling interests) increased to $62 million from $53 million in fourth quarter 2009. Adjusted for the items below, EBIT was $68 million, up 19% over $57 million a year ago. A 20% increase in global OE revenue, driven by higher production volumes, and a 15% increase in global aftermarket sales drove the EBIT improvement. Partially offsetting the revenue benefit was $10 million in fourth quarter accruals, representing 10-cents per diluted share, for deferred and long-term compensation indexed to the company’s stock price, which rose 42% in the quarter.

“We delivered strong fourth quarter and full-year results including double-digit increases in OE and aftermarket revenue and record-high earnings. Our earnings and cash performance drove our net debt to below $1 billion for the first time in our history,” said Gregg Sherrill, chairman and CEO, Tenneco. “Going forward, our goal is to leverage our significant top-line growth by staying focused on our operations including executing on new business launches, while continuing to generate cash.”

Adjusted fourth quarter 2010 and 2009 results:

	Q4 2010				Q4 2009
	EBITDA*	EBIT	Net income (loss) attributable to Tenneco Inc.	Per Share	EBITDA*	EBIT	Net income attributable to Tenneco Inc.	Per Share
Earnings Measures	$115	$62	$(18)	$(0.31)	$112	$53	$17	$0.32

Adjustments (reflects non-GAAP measures):
Restructuring and related expenses	4	4	2	0.06	2	4	3	0.04
Pension charge	2	2	2	0.02	-	-	-	-
Costs related to refinancing	-	-	13	0.22	-	-	-	-
Net tax adjustments	-	-	20	0.32	-	-	(13)	(0.23)

Non-GAAP earnings measures	$121	$68	$19	$0.31	$114	$57	$7	$0.13

* EBITDA including noncontrolling interests (EBIT before depreciation and amortization)

Fourth quarter 2010 adjustments:

  Restructuring and related expenses of $4 million pre-tax, or 6-cents per diluted share;
  A charge of $2 million pre-tax, or 2-cents per diluted share, related to an actuarial loss for a lump-sum pension payment;
  Costs of $21 million pre-tax, or 22-cents per diluted share, related to refinancing the company’s 8 5/8 percent notes with new 6 7/8 percent notes;
  Non-cash tax charges of $20 million, or 32-cents per diluted share, primarily related to the impact of recording a valuation allowance against the tax benefit for losses in the U.S. and certain foreign jurisdictions.

Fourth quarter 2009 adjustments:

  Restructuring and related expenses of $4 million pre-tax, or 4-cents per diluted share;
  A $13 million, or 23-cents per diluted share, non-cash tax benefit primarily related to adjustments to valuation allowances for deferred tax assets net of the impact of not benefiting U.S. and foreign tax losses.

REVENUE

Revenue increased to a fourth quarter record high of $1.577 billion, compared with $1.322 billion a year ago, driven by higher global aftermarket sales and strong OE production volumes. Excluding substrate sales and the impact of $21 million in negative currency, revenue increased 20% to $1.229 billion from $1.027 billion in fourth quarter 2009.

EBIT, GROSS MARGIN AND SGA&E

EBIT of $62 million in the quarter generated a 3.9% EBIT margin, versus 4.0% a year ago. Adjusted for the items above, EBIT margin was 4.3% in each year. EBIT margin benefited from increased sales in the original equipment and aftermarket businesses and related manufacturing efficiencies as well as materials cost management. These improvements were offset by higher SGA&E (selling, general, administrative and engineering) expense in the quarter due to a $17 million increase in performance-based compensation costs, including higher accruals for stock-indexed compensation.

North America adjusted EBIT margins showed strong year-over-year improvement – up 1.2 percentage points - on higher sales and related manufacturing efficiencies. In Europe, South America and India, the positive impact of volume gains and manufacturing efficiencies on EBIT margins were more than offset by changes in mix, including substrates and significant incremental business on new C-segment platforms, the effect of negative currency and higher alloy surcharge recoveries. As a result adjusted EBIT margin for the segment declined 0.8 of a percentage point. China delivered strong year-over-year improvement on higher volumes; however, significant volume declines in Australia and manufacturing inefficiencies associated with transitioning some production capacity from Australia to the company’s operations in Thailand resulted in Asia Pacific adjusted EBIT margin declining 1.6 percentage points.

The above factors, together with a change in the company’s mix between OE and aftermarket generated revenue, impacted gross margin, which was 16.0% in the fourth quarter, versus 17.4% a year ago.

SGA&E expense in the quarter was $137 million, versus $113 million in fourth quarter 2009. The increase was primarily driven by the $17 million increase in incentive compensation costs and the $2 million charge for a lump-sum pension payment. SGA&E expense as a percent of sales was 8.7% compared with 8.5% last year. For the full-year, SGA&E decreased to 9.0% from 9.5% in 2009.

CASH

Cash generated by operations in the quarter was $180 million, up from $133 million a year ago, largely driven by $52 million in cash from working capital improvements. For full-year 2010, even with a greater demand on working capital to support higher revenues, the company generated $244 million in cash from operations.

Capital expenditures in the quarter were $63 million, bringing total 2010 spending to $154 million, or about 2.6% of total revenue, below the historical range of 3.0% to 3.5%. The fourth quarter increase versus $47 million a year ago included investments in programs for light and commercial vehicle customers and in expanding markets.

DEBT

At December 31, 2010, Tenneco’s debt net of cash was $990 million, down from $1.053 billion at the end of 2009.

The company’s strong earnings and cash flow performance resulted in an all-time low leverage ratio (net debt to adjusted EBITDA including noncontrolling interests) of 1.9x, which was also significantly improved from the leverage ratio of 3.1x at December 31, 2009.

FULL YEAR 2010 RESULTS

Tenneco reported annual revenue of $5.937 billion, up 28% from $4.649 billion in 2009. Excluding substrate sales and the impact of currency, revenue increased 26% to $4.638 billion, versus $3.683 billion the prior year. OE production volume increases globally, strong aftermarket sales and successfully launching new light and commercial vehicle programs drove the company’s revenue growth in 2010.

The company reported net income of $39 million, or 63-cents per diluted share, up from a net loss of $73 million, or $1.50 per diluted share, in 2009. Adjusted for the items below, net income rose to a record-high $96 million, or $1.57 per diluted share, versus a net loss of $29 million, or 59-cents per diluted share a year ago.

Tenneco reported its highest-ever EBIT and EBITDA including noncontrolling interests. For the year, EBIT was $281 million ($306 million adjusted), versus $92 million ($118 million adjusted) in 2009. 2010 EBITDA including noncontrolling interests was $497 million ($517 million adjusted), compared with $313 million ($335 million adjusted) in the prior year. Adjustments to EBIT and EBITDA including noncontrolling interests are in the table below.

	YTD 2010				YTD 2009
	EBITDA	EBIT	Net income attributable to Tenneco Inc.	Per Share	EBITDA	EBIT	Net loss attributable to Tenneco Inc.	Per Share
Earnings Measures	$497	$281	$39	$0.63	$313	$92	$(73)	$(1.50)

Adjustments (reflects non-GAAP measures):
Restructuring and related expenses	14	19	12	0.20	17	21	14	0.27
Pension charges	6	6	4	0.07	-	-	-	-
Environmental reserve	-	-	-	-	5	5	3	0.07
Costs related to refinancing	-	-	18	0.29	-	-	-	-
Net tax adjustments	-	-	23	0.38	-	-	27	0.57

Non-GAAP earnings measures	$517	$306	$96	$1.57	$335	$118	$(29)	$(0.59)

OUTLOOK

For 2011, IHS Automotive forecasts that OE light vehicle production will be up in every region, compared with 2010. In North America, production is expected to be about 12.7 million units, up 7%. In Europe, production is estimated to be roughly 19.8 million units, a 3% rise. China will also be up with OE light vehicle production predicted to increase by 7% to 18.0 million units. Other markets including South America, India and Australia are all expected to show year-over-year production increases as well. According to Power Systems Research, in 2011, Class 4-8 on-road commercial vehicle production is expected to increase in North America to 360,000 units; in Europe to 499,000 units; and to 188,000 units in Brazil. China commercial vehicle production is forecasted to be a little over one million units. Off-road commercial vehicle production in 2011 is forecasted to be 210,000 units in the U.S, and 390,000 units in Europe.

“We view 2011 with optimism given a stronger OE production environment globally and the aftermarket continuing its solid performance. In addition to leveraging higher production volumes, we are launching new commercial vehicle emission control business throughout the year,” said Sherrill. “Our performance this year will be driven by execution on our revenue growth opportunities, while continuing to drive operational excellence.”

In 2010, Tenneco’s global original equipment revenue was $4.8 billion, $0.4 billion of which was commercial and specialty vehicle (CVS) revenue. Substrate sales were 27% of OE revenue in 2010. Tenneco estimates that its global original equipment revenue will be approximately $5.9 billion in 2011 and $7.1 billion in 2012, of which $0.8 billion in 2011 and $1.6 billion in 2012 are expected to be CVS revenue. Substrate sales are expected to make up 29% of the total OE revenue each year.

The company expects its global original equipment revenue will increase to between $9.5 billion and $11 billion by 2015, of which 30% to 35% is expected to be CVS revenue. Substrate sales are expected to be 32% of OE revenue by 2015.

Tenneco’s OE growth will be driven by leveraging the increases in OE production volumes globally and the launch of significant commercial vehicle emission control business. Between 2010 and 2012, Tenneco is launching multiple programs with 13 different commercial vehicle customers – truck and engine manufacturers – to help customers meet new emissions regulations for on and off-road commercial vehicles. Those customers include: Caterpillar, John Deere, Navistar, Deutz, China National Heavy Truck Company, Shanghai Diesel Engine Company, Weichai Power, FAW, Guangxi Yuchai Machinery Company, and four customers yet to be announced.

Additional 2011 Guidance:
Capital expenditures are expected to be $190 million to $210 million
Annual interest expense is expected to be about $105 million
Cash taxes are expected to be $75 million to $90 million.

FOURTH QUARTER REPORTING SEGMENT RESULTS
NORTH AMERICA

	Q4 10 Revenues	% Change vs. Q4 09	Q4 10 Revenues Excluding Currency & Substrate Sales	% Change vs. Q4 09
North America Original Equipment
Ride Control	126	11%	125	11%
Emission Control	442	29%	234	27%
Total North America Original Equipment	568	24%	359	21%

North America Aftermarket
Ride Control	108	23%	107	23%
Emission Control	40	22%	40	21%
Total North America Aftermarket	148	23%	147	22%

Total North America	716	24%	506	21%
  Higher production volumes on Tenneco-supplied vehicles such as the Ford F-150, Ford Super Duty, Chevrolet Equinox and GM Silverado drove the year-over-year revenue increase, outperforming an 8% increase in industry light vehicle production.*
  Aftermarket revenue was up on higher sales volumes due to strong market demand for both ride and emission control products.
  EBIT for North America operations was up 80% to $27 million, versus $15 million a year ago, driven by higher OE production volumes and aftermarket sales, partially offset by higher performance-based compensation expense and costs associated with the ramp-up of new business. 2010 EBIT includes $3 million in positive currency.
  Adjusted EBIT increased 72% to $31 million, versus $18 million a year ago.
    Fourth quarter 2010 EBIT includes $2 million in restructuring expense and $2 million for a pension charge.
    Fourth quarter 2009 EBIT includes $3 million in restructuring expense.

EUROPE, SOUTH AMERICA AND INDIA

	Q4 10 Revenues	% Change vs. Q4 09	Q4 10 Revenues Excluding Currency & Substrate Sales	% Change vs. Q4 09
Europe Original Equipment
Ride Control	122	3%	133	13%
Emission Control	316	17%	227	29%
Total Europe Original Equipment	438	13%	360	22%

Europe Aftermarket
Ride Control	45	3%	48	9%
Emission Control	33	(4%)	36	4%
Total Europe Aftermarket	78	0%	84	7%

South America & India	150	34%	120	20%

Total Europe, South America & India	666	15%	564	19%
  Europe OE revenue was driven by strong volumes on vehicles such as the Audi A1, VW Transporter, Daimler Sprinter and the BMW 1 and 3 Series, significantly outpacing a 5% increase in industry light vehicle production.*
  Higher ride and emission control sales volumes drove the increase in Europe aftermarket revenue, excluding negative currency.
  Combined South America and India revenue increased on higher OE volumes, primarily in Argentina and India.
  EBIT for Europe, South America and India was $19 million, versus $21 million a year ago. Higher production volumes and manufacturing efficiencies were more than offset by higher performance-based compensation expense and the impact of $7 million in negative currency.
  Adjusting for $1 million in restructuring in each quarter, fourth quarter 2010 EBIT was $20 million, compared with $22 million a year ago.

ASIA PACIFIC

	Q4 10 Revenues	% Change vs. Q4 09	Q4 10 Revenues Excluding Currency & Substrate Sales	% Change vs. Q4 09
Asia	158	27%	124	28%

Australia	37	(8%)	35	(11%)

Total Asia Pacific	195	19%	159	17%
  Asia revenue was up on strong OE production volumes in China including increases on key GM and Audi platforms.
  Australia revenue decreased on declining industry conditions but performed better than the industry light vehicle production decline of 32%*.
  Asia Pacific EBIT was $16 million, versus $17 million a year ago. Continued strong volume growth in China was more than offset by higher performance-based compensation expense, the sharp decline in OE production in Australia and manufacturing inefficiencies associated with transitioning some production capacity from Australia to Thailand. EBIT included $1 million in positive currency.
  Adjusted for $1 million in restructuring in fourth quarter 2010, EBIT was $17 million in the fourth quarter of each year.

*IHS Automotive production estimates, January 2011

Attachment 1
Statements of Income (Loss) – 3 Months
Statements of Income (Loss) – 12 Months
Balance Sheets
Statements of Cash Flows – 3 Months
Statements of Cash Flows – 12 Months
Attachment 2
Reconciliation of GAAP Net Income to EBITDA including noncontrolling interests – 3 Months
Reconciliation of GAAP to Non-GAAP Earnings Measures – 3 Months
Reconciliation of GAAP Net Income to EBITDA including noncontrolling interests – 12 Months
Reconciliation of GAAP to Non-GAAP Earnings Measures – 12 Months
Reconciliation of GAAP Revenue to Non-GAAP Revenue Measures – 3 Months
Reconciliation of GAAP Revenue to Non-GAAP Revenue Measures – 12 Months
Reconciliation of GAAP Revenue to Non-GAAP Revenue Measures – 3 and 12 Months
Reconciliation of Non-GAAP Measures – Debt Net of Cash/Adjusted EBITDA including noncontrolling interests
Reconciliation of GAAP Revenue to Non-GAAP Revenue Measures – Original Equipment and Aftermarket Revenue – 3 and 12 Months

REVENUE ASSUMPTIONS

Revenue estimates in this release are based on OE manufacturers’ programs that have been formally awarded to the company; programs where Tenneco is highly confident that it will be awarded business based on informal customer indications consistent with past practices; Tenneco’s status as supplier for the existing program and its relationship with the customer; and the actual original equipment revenues achieved by the company for each of the last several years compared to the amount of those revenues that the company estimated it would generate at the beginning of each year. These revenue estimates are also based on anticipated vehicle production levels and pricing, including precious metals pricing and the impact of material cost changes. The revenue estimates assume that foreign currency exchange rates will remain constant over the entire period.

CONFERENCE CALL

The company will host a conference call on Thursday, February 3, 2011 at 9:00 a.m. ET. The dial-in number is 800-779-2652 (domestic) or 212-287-1845 (international). The passcode is TENNECO. The call and accompanying slides will be available on the financial section of the Tenneco web site at www.tenneco.com. A recording of the call will be available one hour following completion of the call on February 3, 2011 through March 3, 2011. To access this recording, dial 888-562-6475 (domestic) or 203-369-3494 (international). The purpose of the call is to discuss the company’s operations for the quarter, as well as other matters that may impact the company’s outlook. A copy of the press release is available on the financial and news sections of the Tenneco web site.

2011 ANNUAL MEETING

The Tenneco Board of Directors has scheduled the corporation’s annual meeting of shareholders for Wednesday, May 18, 2011 at 10:00 a.m. CT. The meeting will be held at the corporate headquarters, 500 North Field Drive, Lake Forest, Illinois. The record date for shareholders to vote at the meeting is March 21, 2011.

Tenneco is a $5.9 billion global manufacturing company with headquarters in Lake Forest, Illinois and approximately 22,000 employees worldwide. Tenneco is one of the world’s largest designers, manufacturers and marketers of emission control and ride control products and systems for the automotive original equipment market and the aftermarket. Tenneco markets its products principally under the Monroe®, Walker®, Gillet™ and Clevite®Elastomer brand names.

This press release contains forward-looking statements. Words such as “may,” “expects,” “anticipate,” ”projects,” “will,” and “outlook” and similar expressions identify forward-looking statements. These forward-looking statements are based on the current expectations of the company (including its subsidiaries). Because these forward-looking statements involve risks and uncertainties, the company's plans, actions and actual results could differ materially. Among the factors that could cause these plans, actions and results to differ materially from current expectations are:

(i) changes in automotive manufacturers' production rates and their actual and forecasted requirements for the company's products such as the significant production cuts during recent years by automotive manufacturers in response to difficult economic conditions;

(ii) the company's resultant inability to realize the sales represented by its awarded book of business which is based on anticipated pricing for the applicable program over its life, and is subject to increases or decreases due to changes in customer requirements, customer and consumer preferences, and the number of vehicles actually produced by customers;

(iii) increases in the costs of raw materials, including the company’s ability to successfully reduce the impact of any such cost increases through materials substitutions, cost reduction initiatives, customer recovery and other methods;

(iv) the cyclical nature of the global vehicular industry, including the performance of the global aftermarket sector, and changes in consumer demand and prices, including longer product lives of automobile parts and the cyclicality of automotive production and sales of automobiles which include the company's products, and the potential negative impact on the company's revenues and margins from such products;

(v) the company's continued success in cost reduction and cash management programs and its ability to execute restructuring and other cost reduction plans and to realize anticipated benefits from these plans;

(vi) the general political, economic and competitive conditions in markets and countries where the company and its subsidiaries operate, including the strength of other currencies relative to the U.S. dollar and currency fluctuations and other risks associated with operating in foreign countries;

(vii) governmental actions, including the ability to receive regulatory approvals and the timing of such approvals;

(viii) changes in capital availability or costs, including increases in the company's costs of borrowing (i.e., interest rate increases), the amount of the company's debt, the ability of the company to access capital markets at favorable rates, and the credit ratings of the company’s debt;

(ix) the cost and outcome of existing and any future legal proceedings, and the impact of changes in and compliance with laws and regulations, including environmental laws and regulations and the adoption of the current mandated timelines for worldwide emissions regulations;

(x) workforce factors such as strikes or labor interruptions;

(xi) the company's ability to develop and profitably commercialize new products and technologies, and the acceptance of such new products and technologies by the company's customers and the market;

(xii) further changes in the distribution channels for the company's aftermarket products, further consolidations among automotive parts customers and suppliers, and product warranty costs;

(xiii) changes by the Financial Accounting Standards Board or other accounting regulatory bodies to authoritative generally accepted accounting principles or policies;

(xiv) changes in accounting estimates and assumptions, including changes based on additional information;

( xv) acts of war and/or terrorism as well as actions taken or to be taken by the United States or other governments as a result of further acts or threats of terrorism, and the impact of these acts on economic, financial and social conditions in the countries where the company operates; and

(xvi) the timing and occurrence (or non-occurrence) of transactions and events which may be subject to circumstances beyond the control of the company and its subsidiaries.

The company undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date of this press release. Additional information regarding these risk factors and uncertainties is detailed from time to time in the company's SEC filings, including but not limited to its report on Form 10-K for the year ended December 31, 2009.

ATTACHMENT 1
TENNECO INC. AND CONSOLIDATED SUBSIDIARIES
STATEMENTS OF INCOME (LOSS)
Unaudited
THREE MONTHS ENDED DECEMBER 31,
(Millions except per share amounts)

	2010		2009
Net sales and operating revenues	$1,577		$1,322

Costs and expenses
Cost of sales (exclusive of depreciation shown below)	1,325	(a)	1,092	(f)
Engineering, research and development	27		25
Selling, general and administrative	110	(b)	88
Depreciation and amortization of other intangibles	53		59	(f)
Total costs and expenses	1,515		1,264

Loss on sale of receivables	-	(e)	(3)
Other income (expense)	-		(2)
Total other income (expense)	-		(5)

Income before interest expense, income taxes,
and noncontrolling ownership interests
North America	27	(a) (b)	15	(f)
Europe, South America & India	19	(a)	21	(f)
Asia Pacific	16	(a)	17
	62		53
Less:
Interest expense (net of interest capitalized)	49	(c) (e)	32
Income tax expense	24	(d)	(5)	(g)
Net income (loss)	(11)		26

Less: Net income attributable to noncontrolling interests	7		9
Net income (loss) attributable to Tenneco Inc.	$(18)		$17

Average common shares outstanding:
Basic	59.5		52.8
Diluted	59.5		54.6

Earnings (Loss) per share of common stock:
Basic	$(0.31)		$0.33
Diluted	$(0.31)		$0.32

(a) Includes restructuring and related charges of $4 million pre-tax, $2 million after tax or $0.06 per diluted share. The entire amount is recorded in cost of sales. Geographically, $2 million is recorded in North America, $1 million in Europe, South America and India and $1 million in Asia Pacific.

(b) Includes a charge of $2 million pre-tax, $2 million after tax or $0.02 per diluted share related to an actuarial loss for a lump-sum pension payment.

(c) Includes pre-tax expenses of $21 million, $13 million after tax or $0.22 per share for costs related to refinancing activities.

(d) Includes non-cash tax charges of $20 million or $0.32 per diluted share primarily related to the impact of recording a valuation allowance against the tax benefit for losses in the U.S. and certain foreign jurisdictions.

(e) The adoption of the new accounting guidance in Accounting Standards Codification (ASC) 860, "Accounting for Transfers of Financial Assets, an amendment to FAS No. 140" in the first quarter 2010 requires Tenneco to account for its accounts receivable securitization program in North America as secured borrowings. As a result, this impacted the statements of income by decreasing the loss on sale of receivables and increasing interest expense by the same amount.

(f) Includes restructuring and related charges of $4 million pre-tax, $3 million after tax or $0.04 per diluted share. Of the adjustment $2 million is recorded in cost of sales and $2 million is recorded in depreciation. Geographically, $3 million is recorded in North America and $1 million in Europe, South America and India.

(g) Includes a non-cash tax benefit of $13 million or $0.23 per diluted share primarily related to adjustments to valuation allowances for deferred tax assets net of the impact of not benefiting U.S. and foreign tax losses.

ATTACHMENT 1
TENNECO INC. AND CONSOLIDATED SUBSIDIARIES
STATEMENTS OF INCOME (LOSS)
Unaudited
TWELVE MONTHS ENDED DECEMBER 31,
(Millions except per share amounts)

	2010		2009
Net sales and operating revenues	$5,937		$4,649

Costs and expenses
Cost of sales (exclusive of depreciation shown below)	4,900	(a)	3,875	(f)
Engineering, research and development	117		97
Selling, general and administrative	417	(b)	344	(f)
Depreciation and amortization of other intangibles	216	(a)	221	(f)
Total costs and expenses	5,650		4,537

Loss on sale of receivables	(3)	(e)	(9)
Other income (expense)	(3)		(11)	(g)
Total other income (expense)	(6)		(20)

Income before interest expense, income taxes,
and noncontrolling ownership interests
North America	155	(a) (b)	42	(f) (g)
Europe, South America & India	76	(a)	20	(f)
Asia Pacific	50	(a)	30
	281		92
Less:
Interest expense (net of interest capitalized)	149	(c) (e)	133
Income tax expense	69	(d)	13	(h)
Net income (loss)	63		(54)

Less: Net income attributable to noncontrolling interests	24		19
Net income (loss) attributable to Tenneco Inc.	$39		$(73)

Average common shares outstanding:
Basic	59.2		48.6
Diluted	61.0		48.6

Earnings (Loss) per share of common stock:
Basic	$0.65		$(1.50)
Diluted	$0.63		$(1.50)

(a) Includes restructuring and related charges of $19 million pre-tax, $12 million after tax or $0.20 per diluted share. Of the adjustment $14 million is recorded in cost of sales and $5 million is recorded in depreciation. Geographically, $14 million is recorded in North America, $3 million in Europe, South America and India and $2 million in Asia Pacific.

(b) Includes charges of $6 million pre-tax, $4 million after tax or $0.07 per diluted share related to an actuarial loss for lump-sum pension payments.

(c) Includes pre-tax expenses of $27 million, $18 million after tax or $0.29 per share for costs related to refinancing activities.

(d) Includes tax charges of $23 million or $0.38 per diluted share primarily related to the impact of recording a valuation allowance against the tax benefit for losses in the U.S. and certain foreign jurisdictions partially offset by income generated in lower tax rate jurisdictions.

(e) The adoption of the new accounting guidance in Accounting Standards Codification (ASC) 860, "Accounting for Transfers of Financial Assets, an amendment to FAS No. 140" in the first quarter 2010 requires Tenneco to account for its accounts receivable securitization program in North America as secured borrowings. As a result, this impacted the statements of income by decreasing the loss on sale of receivables and increasing interest expense by the same amount.

(f) Includes restructuring and related charges of $21 million pre-tax, $14 million after tax or $0.27 per diluted share. Of the adjustment $16 million is recorded in cost of sales, $1 million is recorded in SG&A and $4 million is recorded in depreciation. Geographically, $17 million is recorded in North America and $4 million in Europe, South America and India.

(g) Includes a charge of $5 million pre-tax, $3 million after tax or $0.07 per diluted share related to environmental liabilities of a company Tenneco acquired in 1996, at locations never operated by Tenneco, and for which that acquired company had been indemnified by Mark IV Industries, which declared bankruptcy in the second quarter 2009.

(h) Includes tax charges of $27 million or $0.57 per diluted share primarily related to adjustments to valuation allowances for deferred tax assets net of the impact of not benefiting U.S. and foreign tax losses.

ATTACHMENT 1
TENNECO INC. AND CONSOLIDATED SUBSIDIARIES
BALANCE SHEETS
(Unaudited)
(Millions)

		December 31, 2010		December 31, 2009

Assets

	Cash and cash equivalents	$233		$167

	Receivables, net	826	(a),(c)	596	(a)

	Inventories	547		428

	Other current assets	194		202

	Investments and other assets	316		338

	Plant, property, and equipment, net	1,051		1,110

	Total assets	$3,167		$2,841

Liabilities and Shareholders' Equity

	Short-term debt	$63	(c)	$75

	Accounts payable	1,048		766

	Accrued taxes	51		36

	Accrued interest	13		22

	Other current liabilities	293		302

	Long-term debt	1,160	(b)	1,145	(b)

	Deferred income taxes	56		66

	Deferred credits and other liabilities	436		411

	Redeemable noncontrolling interests	12		7

	Tenneco Inc. shareholders' equity	(4)		(21)

	Noncontrolling interests	39		32

	Total liabilities and shareholders' equity	$3,167		$2,841

		December 31, 2010		December 31, 2009
(a)	Accounts Receivables net of:
	North America - Accounts receivables securitization programs	$-		$62
	Other - Accounts receivables securitization programs	$91		$75

		December 31, 2010		December 31, 2009
(b)	Long term debt composed of:
	Borrowings against revolving credit facilities	$-		$-
	Term loan A (Due 2012)	-		133
	Term loan B (Due 2016)	149		-
	10.25% senior notes (Due 2013)	-		249
	8.625% subordinated notes (Due 2014)	20		500
	8.125% senior notes (Due 2015)	250		250
	7.75% senior notes (Due 2018)	225		-
	6.875% senior notes (Due 2020)	500		-
	Other long term debt	16		13

		$1,160		$1,145

(c) An accounting rule change in the first quarter 2010 requires Tenneco to account for its accounts receivable securitization program in North America as secured borrowings. At December 31, 2010, there were no borrowings outstanding under the North America accounts receivable securitization program.

ATTACHMENT 1
Tenneco Inc. and Consolidated Subsidiaries
Statements of Cash Flows
(Unaudited)
(Millions)

	Three Months Ended
	December 31,
	2010	2009

Operating activities:
Net income (loss)	$(11)	$26
Adjustments to reconcile net income (loss)
to net cash provided by operating activities -
Depreciation and amortization of other intangibles	53	59
Stock-based compensation	2	2
Deferred income taxes	8	(14)
Loss on sale of assets	-	3
Changes in components of working capital-
(Inc.)/dec. in receivables	143	116
(Inc.)/dec. in inventories	1	25
(Inc.)/dec. in prepayments and other current assets	21	(20)
Inc./(dec.) in payables	(27)	(58)
Inc./(dec.) in taxes accrued	(1)	(10)
Inc./(dec.) in interest accrued	(16)	(10)
Inc./(dec.) in other current liabilities	(14)	12
Changes in long-term assets	8	2
Changes in long-term liabilities	9	(2)
Other	4	2
Net cash provided by operating activities	180	133

Investing activities:
Proceeds from sale of assets	-	2
Cash payments for plant, property & equipment	(46)	(34)
Cash payments for software-related intangibles	(1)	(1)
Investments and other	2	-
Net cash used by investing activities	(45)	(33)

Financing activities:
Issuance of common shares	-	188
Issuance of long-term debt	500	-
Debt issuance costs on long-term debt	(10)	-
Retirement of long-term debt	(481)	(7)
Net inc./(dec.) in bank overdrafts	(10)	(5)
Net inc./(dec.) in revolver borrowings and short-term debt excluding current
maturities on long-term debt	(93)	(242)
Net cash used by financing activities	(94)	(66)

Effect of foreign exchange rate changes on cash and
cash equivalents	8	(4)

Increase in cash and cash equivalents	49	30
Cash and cash equivalents, October 1	184	137
Cash and cash equivalents, December 31	$233	$167

Cash paid during the period for interest	$60	$40
Cash paid during the period for income taxes (net of refunds)	11	6

Non-cash Investing and Financing Activities
Period ended balance of payables for plant, property, and equipment	$29	$26

ATTACHMENT 1
Tenneco Inc. and Consolidated Subsidiaries
Statements of Cash Flows
(Unaudited)
(Millions)

	Twelve Months Ended
	December 31,
	2010		2009

Operating activities:
Net income (loss)	$63		$(54)
Adjustments to reconcile net income (loss)
to net cash provided by operating activities -
Depreciation and amortization of other intangibles	216		221
Stock-based compensation	9		7
Deferred income taxes	4		(24)
Loss on sale of assets	3		9
Changes in components of working capital-
(Inc.)/dec. in receivables	(231)	(a)	(8)
(Inc.)/dec. in inventories	(122)		101
(Inc.)/dec. in prepayments and other current assets	20		(55)
Inc./(dec.) in payables	238		(2)
Inc./(dec.) in taxes accrued	12		10
Inc./(dec.) in interest accrued	(8)		(1)
Inc./(dec.) in other current liabilities	20		20
Changes in long-term assets	12		10
Changes in long-term liabilities	6		2
Other	2		5
Net cash provided by operating activities	244		241

Investing activities:
Proceeds from sale of assets	3		5
Cash payments for plant, property & equipment	(151)		(120)
Cash payments for software-related intangibles	(12)		(6)
Acquisition of business, net of cash acquired	-		1
Investments and other	3		1
Net cash used by investing activities	(157)		(119)

Financing activities:
Issuance of common shares	-		188
Issuance of long-term debt	880		6
Debt issuance costs on long-term debt	(24)		(8)
Retirement of long-term debt	(864)		(22)
Net inc./(dec.) in bank overdrafts	2		(23)
Net inc./(dec.) in revolver borrowings and short-term debt excluding current
maturities on long-term debt	(10)		(218)
Distribution to noncontrolling interest partners	(14)		(10)
Net cash used by financing activities	(30)		(87)

Effect of foreign exchange rate changes on cash and
cash equivalents	9		6

Increase in cash and cash equivalents	66		41
Cash and cash equivalents, January 1	167		126
Cash and cash equivalents, December 31	$233		$167

Cash paid during the period for interest	$149		$131
Cash paid during the period for income taxes (net of refunds)	53		38

Non-cash Investing and Financing Activities
Period ended balance of payables for plant, property, and equipment	$29		$26

(a) An accounting rule change in the first quarter 2010 requires Tenneco to account for its accounts receivable securitization program in North America as secured borrowings. As a result, changes in funding from the North America accounts receivable securitization program are included in net cash provided by financing activities on the statement of cash flows and were previously reflected in net cash used by operating activities. At December 31, 2010 there were no borrowings outstanding under the North America accounts receivable securitization program.

ATTACHMENT 2
TENNECO INC.
RECONCILIATION OF GAAP(1) NET INCOME TO EBITDA INCLUDING NONCONTROLLING INTERESTS (2)
Unaudited

	Q4 2010
	North	Europe,	Asia
	America	SA & India	Pacific	Total
Net loss attributable to Tenneco Inc.				$(18)

Net income attributable to noncontrolling interests				7

Net loss				(11)

Income tax expense				24

Interest expense (net of interest capitalized)				49

EBIT, Income before interest expense, income taxes and noncontrolling ownership interests (GAAP measure)	$27	$19	$16	62

Depreciation and amortization of other intangibles	26	22	5	53

Total EBITDA including noncontrolling interests (2)	$53	$41	$21	$115

	Q4 2009
	North	Europe,	Asia
	America	SA & India	Pacific	Total
Net income attributable to Tenneco Inc.				$17

Net income attributable to noncontrolling interests				9

Net income				26

Income tax benefit				(5)

Interest expense (net of interest capitalized)				32

EBIT, Income before interest expense, income taxes and noncontrolling ownership interests (GAAP measure)	$15	$21	$17	53

Depreciation and amortization of other intangibles	31	23	5	59

Total EBITDA including noncontrolling interests (2)	$46	$44	$22	$112

(1) Generally Accepted Accounting Principles

(2) EBITDA including noncontrolling interests represents income before interest expense, income taxes, noncontrolling interests and depreciation and amortization.  EBITDA including noncontrolling interests is not a calculation based upon generally accepted accounting principles.  The amounts included in the EBITDA including noncontrolling interests calculation, however, are derived from amounts included in the historical statements of income data.  In addition, EBITDA including noncontrolling interests should not be considered as an alternative to net income (loss) attributable to Tenneco Inc. or operating income as an indicator of the company's operating performance, or as an alternative to operating cash flows as a measure of liquidity.  Tenneco has presented EBITDA including noncontrolling interests because it regularly reviews EBITDA including noncontrolling interests as a measure of the company's performance.  In addition, Tenneco believes its investors utilize and analyze our EBITDA including noncontrolling interests for similar purposes.  Tenneco also believes EBITDA including noncontrolling interests assists investors in comparing a company's performance on a consistent basis without regard to depreciation and amortization, which can vary significantly depending upon many factors. However, the EBITDA including noncontrolling interests measure presented may not always be comparable to similarly titled measures reported by other companies due to differences in the components of the calculation.

ATTACHMENT 2
TENNECO INC.
RECONCILIATION OF GAAP(1) TO NON-GAAP EARNINGS MEASURES(2)
Unaudited

	Q4 2010				Q4 2009
	EBITDA (3)	EBIT	Net income (loss) attributable to Tenneco Inc.	Per Share	EBITDA (3)	EBIT	Net income attributable to Tenneco Inc.	Per Share
Earnings Measures	$115	$62	$(18)	$(0.31)	$112	$53	$17	$0.32

Adjustments (reflect non-GAAP measures):
Restructuring and related expenses	4	4	2	0.06	2	4	3	0.04
Pension charge (4)	2	2	2	0.02	-	-	-	-
Costs related to refinancing	-	-	13	0.22	-	-	-	-
Net tax adjustments	-	-	20	0.32	-	-	(13)	(0.23)

Non-GAAP earnings measures	$121	$68	$19	$0.31	$114	$57	$7	$0.13

					Q4 2010
					North	Europe,	Asia
					America	SA & India	Pacific	Total
EBIT					$27	$19	$16	$62
Restructuring and related expenses					2	1	1	4
Pension charge (4)					2	-	-	2
Adjusted EBIT					$31	$20	$17	$68

					Q4 2009
					North	Europe,	Asia
					America	SA & India	Pacific	Total
EBIT					$15	21	$17	$53
Restructuring and related expenses					3	1	-	4
Adjusted EBIT					$18	$22	$17	$57

(1) Generally Accepted Accounting Principles

(2) Tenneco presents the above reconciliation of GAAP to non-GAAP earnings measures primarily to reflect the results for the fourth quarters of 2010 and 2009 in a manner that allows a better understanding of the results of operational activities separate from the financial impact of decisions made for the long-term benefit of the company and other items impacting comparability between the periods.  Adjustments similar to the ones reflected above have been recorded in earlier periods, and similar types of adjustments can reasonably be expected to be recorded in future periods.  Using only the non-GAAP earnings measures to analyze earnings would have material limitations because its calculation is based on the subjective determinations of management regarding the nature and classification of events and circumstances that investors may find material.  Management compensates for these limitations by utilizing both GAAP and non-GAAP earnings measures reflected above to understand and analyze the results of the business.  The company believes investors find the non-GAAP information helpful in understanding the ongoing performance of operations separate from items that may have a disproportionate positive or negative impact on the company's financial results in any particular period.

(3) EBITDA including noncontrolling interests represents income before interest expense, income taxes, noncontrolling interests and depreciation and amortization.  EBITDA including noncontrolling interests is not a calculation based upon generally accepted accounting principles.  The amounts included in the EBITDA including noncontrolling interests calculation, however, are derived from amounts included in the historical statements of income data.  In addition, EBITDA including noncontrolling interests should not be considered as an alternative to net income (loss) attributable to Tenneco Inc. or operating income as an indicator of the company's operating performance, or as an alternative to operating cash flows as a measure of liquidity.  Tenneco has presented EBITDA including noncontrolling interests because it regularly reviews EBITDA including noncontrolling interests as a measure of the company's performance.  In addition, Tenneco believes its investors utilize and analyze our EBITDA including noncontrolling interests for similar purposes.  Tenneco also believes EBITDA including noncontrolling interests assists investors in comparing a company's performance on a consistent basis without regard to depreciation and amortization, which can vary significantly depending upon many factors. However, the EBITDA including noncontrolling interests measure presented may not always be comparable to similarly titled measures reported by other companies due to differences in the components of the calculation.

(4) Includes a charge related to an actuarial loss for a lump-sum pension payment.

ATTACHMENT 2
TENNECO INC.
RECONCILIATION OF GAAP(1) NET INCOME TO EBITDA INCLUDING NONCONTROLLING INTERESTS (2)
Unaudited

	YTD 2010
	North	Europe,	Asia
	America	SA & India	Pacific	Total
Net income attributable to Tenneco Inc.				$39

Net income attributable to noncontrolling interests				24

Net income				63

Income tax expense				69

Interest expense (net of interest capitalized)				149

EBIT, Income before interest expense, income taxes and noncontrolling ownership interests (GAAP measure)	$155	$76	$50	281

Depreciation and amortization of other intangibles	109	86	21	216

Total EBITDA including noncontrolling interests (2)	$264	$162	$71	$497

	YTD 2009
	North	Europe,	Asia
	America	SA & India	Pacific	Total
Net loss attributable to Tenneco Inc.				$(73)

Net income attributable to noncontrolling interests				19

Net loss				(54)

Income tax expense				13

Interest expense (net of interest capitalized)				133

EBIT, Income before interest expense, income taxes and noncontrolling ownership interests (GAAP measure)	$42	$20	$30	92

Depreciation and amortization of other intangibles	114	89	18	221

Total EBITDA including noncontrolling interests (2)	$156	$109	$48	$313

(1) Generally Accepted Accounting Principles

(2) EBITDA including noncontrolling interests represents income before interest expense, income taxes, noncontrolling interests and depreciation and amortization.  EBITDA including noncontrolling interests is not a calculation based upon generally accepted accounting principles.  The amounts included in the EBITDA including noncontrolling interests calculation, however, are derived from amounts included in the historical statements of income data.  In addition, EBITDA including noncontrolling interests should not be considered as an alternative to net income (loss) attributable to Tenneco Inc. or operating income as an indicator of the company's operating performance, or as an alternative to operating cash flows as a measure of liquidity.  Tenneco has presented EBITDA including noncontrolling interests because it regularly reviews EBITDA including noncontrolling interests as a measure of the company's performance.  In addition, Tenneco believes its investors utilize and analyze our EBITDA including noncontrolling interests for similar purposes.  Tenneco also believes EBITDA including noncontrolling interests assists investors in comparing a company's performance on a consistent basis without regard to depreciation and amortization, which can vary significantly depending upon many factors. However, the EBITDA including noncontrolling interests measure presented may not always be comparable to similarly titled measures reported by other companies due to differences in the components of the calculation.

ATTACHMENT 2
TENNECO INC.
RECONCILIATION OF GAAP(1) TO NON-GAAP EARNINGS MEASURES(2)
Unaudited

	YTD 2010				YTD 2009
	EBITDA (3)	EBIT	Net income attributable to Tenneco Inc.	Per Share	EBITDA (3)	EBIT	Net loss attributable to Tenneco Inc.	Per Share
Earnings Measures	$497	$281	$39	$0.63	$313	$92	$(73)	$(1.50)

Adjustments (reflect non-GAAP measures):
Restructuring and related expenses	14	19	12	0.20	17	21	14	0.27
Pension charges (4)	6	6	4	0.07	-	-	-	-
Environmental reserve (5)	-	-	-	-	5	5	3	0.07
Costs related to refinancing	-	-	18	0.29	-	-	-	-
Net tax adjustments	-	-	23	0.38	-	-	27	0.57

Non-GAAP earnings measures	$517	$306	$96	$1.57	$335	$118	$(29)	$(0.59)

					YTD 2010
					North	Europe,	Asia
					America	SA & India	Pacific	Total
EBIT					$155	$76	$50	$281
Restructuring and related expenses					14	3	2	19
Pension charge (4)					6	-	-	6
Adjusted EBIT					$175	$79	$52	$306

					YTD 2009
					North	Europe,	Asia
					America	SA & India	Pacific	Total
EBIT					$42	20	$30	$92
Restructuring and related expenses					17	4	-	21
Environmental reserve (5)					5	-	-	5
Adjusted EBIT					$64	$24	$30	$118

(1) Generally Accepted Accounting Principles

(2) Tenneco presents the above reconciliation of GAAP to non-GAAP earnings measures primarily to reflect the results for 2010 and 2009 in a manner that allows a better understanding of the results of operational activities separate from the financial impact of decisions made for the long-term benefit of the company and other items impacting comparability between the periods.  Adjustments similar to the ones reflected above have been recorded in earlier periods, and similar types of adjustments can reasonably be expected to be recorded in future periods.  Using only the non-GAAP earnings measures to analyze earnings would have material limitations because its calculation is based on the subjective determinations of management regarding the nature and classification of events and circumstances that investors may find material.  Management compensates for these limitations by utilizing both GAAP and non-GAAP earnings measures reflected above to understand and analyze the results of the business.  The company believes investors find the non-GAAP information helpful in understanding the ongoing performance of operations separate from items that may have a disproportionate positive or negative impact on the company's financial results in any particular period.

(3) EBITDA including noncontrolling interests represents income before interest expense, income taxes, noncontrolling interests and depreciation and amortization.  EBITDA including noncontrolling interests is not a calculation based upon generally accepted accounting principles.  The amounts included in the EBITDA including noncontrolling interests calculation, however, are derived from amounts included in the historical statements of income data.  In addition, EBITDA including noncontrolling interests should not be considered as an alternative to net income (loss) attributable to Tenneco Inc. or operating income as an indicator of the company's operating performance, or as an alternative to operating cash flows as a measure of liquidity.  Tenneco has presented EBITDA including noncontrolling interests because it regularly reviews EBITDA including noncontrolling interests as a measure of the company's performance.  In addition, Tenneco believes its investors utilize and analyze our EBITDA including noncontrolling interests for similar purposes.  Tenneco also believes EBITDA including noncontrolling interests assists investors in comparing a company's performance on a consistent basis without regard to depreciation and amortization, which  can vary significantly depending upon many factors. However, the EBITDA including noncontrolling interests measure presented may not always be comparable to similarly titled measures reported by other companies due to differences in the components of the calculation.

(4) Includes charges related to an actuarial loss for a lump-sum pension payments.

(5) Represents costs related to environmental liabilities of a company Tenneco acquired in 1996, at locations never operated by Tenneco, and for which that acquired company had been indemnified by Mark IV Industries, which declared bankruptcy in the second quarter 2009.

ATTACHMENT 2
TENNECO INC.
RECONCILIATION OF GAAP (1) REVENUE TO NON-GAAP REVENUE MEASURES (2)
Unaudited

	Q4 2010
				Substrate	Revenues
				Sales	Excluding
			Revenues	Excluding	Currency
		Currency	Excluding	Currency	and Substrate
	Revenues	Impact	Currency	Impact	Sales
North America Original Equipment
Ride Control	$126	$1	$125	$-	$125
Emission Control	442	1	441	207	234
Total North America Original Equipment	568	2	566	207	359

North America Aftermarket
Ride Control	108	1	107	-	107
Emission Control	40	-	40	-	40
Total North America Aftermarket	148	1	147	-	147

Total North America	716	3	713	207	506

Europe Original Equipment
Ride Control	122	(11)	133	-	133
Emission Control	316	(18)	334	107	227
Total Europe Original Equipment	438	(29)	467	107	360

Europe Aftermarket
Ride Control	45	(3)	48	-	48
Emission Control	33	(3)	36	-	36
Total Europe Aftermarket	78	(6)	84	-	84

South America & India	150	5	145	25	120

Total Europe, South America & India	666	(30)	696	132	564

Asia	158	6	152	28	124

Australia	37	-	37	2	35

Total Asia Pacific	195	6	189	30	159

Total Tenneco Inc.	$1,577	$(21)	$1,598	$369	$1,229

	Q4 2009
				Substrate	Revenues
				Sales	Excluding
			Revenues	Excluding	Currency
		Currency	Excluding	Currency	and Substrate
	Revenues	Impact	Currency	Impact	Sales
North America Original Equipment
Ride Control	$113	$-	$113	$-	$113
Emission Control	344	-	344	160	184
Total North America Original Equipment	457	-	457	160	297

North America Aftermarket
Ride Control	88	-	88	-	88
Emission Control	32	-	32	-	32
Total North America Aftermarket	120	-	120	-	120

Total North America	577	-	577	160	417

Europe Original Equipment
Ride Control	117	-	117	-	117
Emission Control	272	-	272	94	178
Total Europe Original Equipment	389	-	389	94	295

Europe Aftermarket
Ride Control	44	-	44	-	44
Emission Control	34	-	34	-	34
Total Europe Aftermarket	78	-	78	-	78

South America & India	113	-	113	12	101

Total Europe, South America & India	580	-	580	106	474

Asia	123	-	123	26	97

Australia	42	-	42	3	39

Total Asia Pacific	165	-	165	29	136

Total Tenneco Inc.	$1,322	$-	$1,322	$295	$1,027

(1) Generally Accepted Accounting Principles

(2) Tenneco presents the above reconciliation of revenues in order to reflect the trend in the company's sales, in various product lines and geographical regions, separately from the effects of doing business in currencies other than the U.S. dollar. Additionally, substrate sales include precious metals pricing, which may be volatile. Substrate sales occur when, at the direction of its OE customers, Tenneco purchases catalytic converters or components thereof from suppliers, uses them in its manufacturing processes and sells them as part of the completed system. While Tenneco original equipment customers assume the risk of this volatility, it impacts reported revenue. Excluding substrate sales removes this impact. Tenneco uses this information to analyze the trend in revenues before these factors. Tenneco believes investors find this information useful in understanding period to period comparisons in the company's revenues.

ATTACHMENT 2
TENNECO INC.
RECONCILIATION OF GAAP (1) REVENUE TO NON-GAAP REVENUE MEASURES (2)
Unaudited

	YTD 2010
				Substrate	Revenues
				Sales	Excluding
			Revenues	Excluding	Currency
		Currency	Excluding	Currency	and Substrate
	Revenues	Impact	Currency	Impact	Sales
North America Original Equipment
Ride Control	$527	$11	$516	$-	$516
Emission Control	1,642	7	1,635	739	896
Total North America Original Equipment	2,169	18	2,151	739	1,412

North America Aftermarket
Ride Control	484	4	480	-	480
Emission Control	168	2	166	-	166
Total North America Aftermarket	652	6	646	-	646

Total North America	2,821	24	2,797	739	2,058

Europe Original Equipment
Ride Control	462	(26)	488	-	488
Emission Control	1,121	(40)	1,161	369	792
Total Europe Original Equipment	1,583	(66)	1,649	369	1,280

Europe Aftermarket
Ride Control	190	(8)	198	-	198
Emission Control	141	(7)	148	-	148
Total Europe Aftermarket	331	(15)	346	-	346

South America & India	532	33	499	74	425

Total Europe, South America & India	2,446	(48)	2,494	443	2,051

Asia	517	8	509	106	403

Australia	153	18	135	9	126

Total Asia Pacific	670	26	644	115	529

Total Tenneco Inc.	$5,937	$2	$5,935	$1,297	$4,638

	YTD 2009
				Substrate	Revenues
				Sales	Excluding
			Revenues	Excluding	Currency
		Currency	Excluding	Currency	and Substrate
	Revenues	Impact	Currency	Impact	Sales
North America Original Equipment
Ride Control	$382	$-	$382	$-	$382
Emission Control	1,154	-	1,154	530	624
Total North America Original Equipment	1,536	-	1,536	530	1,006

North America Aftermarket
Ride Control	406	-	406	-	406
Emission Control	150	-	150	-	150
Total North America Aftermarket	556	-	556	-	556

Total North America	2,092	-	2,092	530	1,562

Europe Original Equipment
Ride Control	421	-	421	-	421
Emission Control	917	-	917	296	621
Total Europe Original Equipment	1,338	-	1,338	296	1,042

Europe Aftermarket
Ride Control	181	-	181	-	181
Emission Control	154	-	154	-	154
Total Europe Aftermarket	335	-	335	-	335

South America & India	374	-	374	45	329

Total Europe, South America & India	2,047	-	2,047	341	1,706

Asia	380	-	380	85	295

Australia	130	-	130	10	120

Total Asia Pacific	510	-	510	95	415

Total Tenneco Inc.	$4,649	$-	$4,649	$966	$3,683

(1) Generally Accepted Accounting Principles

(2) Tenneco presents the above reconciliation of revenues in order to reflect the trend in the company's sales, in various product lines and geographical regions, separately from the effects of doing business in currencies other than the U.S. dollar. Additionally, substrate sales include precious metals pricing, which may be volatile. Substrate sales occur when, at the direction of its OE customers, Tenneco purchases catalytic converters or components thereof from suppliers, uses them in its manufacturing processes and sells them as part of the completed system. While Tenneco original equipment customers assume the risk of this volatility, it impacts reported revenue. Excluding substrate sales removes this impact. Tenneco uses this information to analyze the trend in revenues before these factors. Tenneco believes investors find this information useful in understanding period to period comparisons in the company's revenues.

				Attachment 2
TENNECO IC.
RECONCILIATION OF GAAP REVENUE TO NON-GAAP REVENUE MEASURES
Unaudited

	Q4 2010 vs. Q4 2009 $ Change and % Change Increase (Decrease)
	Revenues	% Change	Revenues Excluding Currency and Substrate Sales	% Change
North America Original Equipment
Ride Control	$13	11%	$12	11%
Emission Control	98	29%	50	27%
Total North America Original Equipment	111	24%	62	21%

North America Aftermarket
Ride Control	20	23%	19	23%
Emission Control	8	22%	8	21%
Total North America Aftermarket	28	23%	27	22%

Total North America	139	24%	89	21%

Europe Original Equipment
Ride Control	5	3%	16	13%
Emission Control	44	17%	49	29%
Total Europe Original Equipment	49	13%	65	22%

Europe Aftermarket
Ride Control	1	3%	4	9%
Emission Control	(1)	(4%)	2	4%
Total Europe Aftermarket	-	-	6	7%

South America & India	37	34%	19	20%

Total Europe, South America & India	86	15%	90	19%

Asia	35	27%	27	28%

Australia	(5)	(8%)	(4)	(11%)

Total Asia Pacific	30	19%	23	17%

Total Tenneco Inc.	$255	19%	$202	20%

	YTD Q4 2010 vs. YTD Q4 2009 $ Change and % Change Increase (Decrease)
	Revenues	% Change	Revenues Excluding Currency and Substrate Sales	% Change
North America Original Equipment
Ride Control	$145	38%	$134	35%
Emission Control	488	42%	272	44%
Total North America Original Equipment	633	41%	406	40%

North America Aftermarket
Ride Control	78	19%	74	18%
Emission Control	18	12%	16	10%
Total North America Aftermarket	96	17%	90	16%

Total North America	729	35%	496	32%

Europe Original Equipment
Ride Control	41	10%	67	16%
Emission Control	204	22%	171	28%
Total Europe Original Equipment	245	18%	238	23%

Europe Aftermarket
Ride Control	9	6%	17	10%
Emission Control	(13)	(9%)	(6)	(4%)
Total Europe Aftermarket	(4)	(1%)	11	3%

South America & India	158	42%	96	29%

Total Europe, South America & India	399	20%	345	20%

Asia	137	36%	108	37%

Australia	$23	18%	$6	4%

Total Asia Pacific	160	31%	114	27%

Total Tenneco Inc.	$1,288	28%	$955	26%

		ATTACHMENT 2
TENNECO INC.
RECONCILIATION OF NON-GAAP MEASURES
Debt net of cash / Adjusted EBITDA including noncontrolling interests
Unaudited

	Quarter Ended December 31,

	2010	2009

Total debt	$1,223	$1,220

Cash and cash equivalents	233	167

Debt net of cash balances (1)	990	1,053

Adjusted EBITDA including noncontrolling interests (2) (3)	517	335

Ratio of debt net of cash balances to adjusted EBITDA including noncontrolling interests (4)	1.9x	3.1x

(1) Tenneco presents debt net of cash balances because management believes it is a useful measure of Tenneco's credit position and progress toward reducing leverage. The calculation is limited in that the company may not always be able to use cash to repay debt on a dollar-for- dollar basis.

(2) EBITDA including noncontrolling interests represents income before interest expense, income taxes, noncontrolling interests and depreciation and amortization. EBITDA including noncontrolling interests is not a calculation based upon generally accepted accounting principles. The amounts included in the EBITDA including noncontrolling interests calculation, however, are derived from amounts included in the historical statements of income data. In addition, EBITDA including noncontrolling interests should not be considered as an alternative to net income (loss) attributable to Tenneco Inc. or operating income as an indicator of the company's operating performance, or as an alternative to operating cash flows as a measure of liquidity. Tenneco has presented EBITDA including noncontrolling interests because it regularly reviews EBITDA including noncontrolling interests as a measure of the company's performance. In addition, Tenneco believes its investors utilize and analyze our EBITDA including noncontrolling interests for similar purposes.

Tenneco also believes EBITDA including noncontrolling interests assists investors in comparing a company's performance on a consistent basis without regard to depreciation and amortization, which can vary significantly depending upon many factors. However, the EBITDA including noncontrolling interests measure presented may not always be comparable to similarly titled measures reported by other companies due to differences in the components of the calculation.

(3) Adjusted EBITDA including noncontrolling interests is presented in order to reflect the results in a manner that allows a better understanding of operational activities separate from the financial impact of decisions made for the long term benefit of the company and other items impacting comparability between the periods. Similar adjustments to EBITDA including noncontrolling interests have been recorded in earlier periods, and similar types of adjustments can reasonably be expected to be recorded in future periods. The company believes investors find the non-GAAP information helpful in understanding the ongoing performance of operations separate from items that may have a disproportionate positive or negative impact on the company's financial results in any particular period.

(4) Tenneco presents the above reconciliation of the ratio of debt net of cash to annual adjusted EBITDA including noncontrolling interests to show trends that investors may find useful in understanding the company's ability to service its debt. For purposes of this calculation, annual adjusted EBITDA including noncontrolling interests is used as an indicator of the company's performance and debt net of cash is presented as an indicator of our credit position and progress toward reducing our financial leverage. This reconciliation is provided as supplemental information and not intended to replace the company's existing covenant ratios or any other financial measures that investors may find useful in describing the company's financial position. See notes (1), (2) and (3) for a description of the limitations of using debt net of cash, EBITDA including noncontrolling interests and adjusted EBITDA including noncontrolling interests.

TENNECO INC.
RECONCILIATION OF GAAP (1) REVENUE TO NON-GAAP REVENUE MEASURES (2)
Original Equipment Value-added Revenues
Unaudited

	Three Months Ended December 31,

	2010	2009

Net sales and operating revenues	$1,577	$1,322

Less: Aftermarket revenues	279	243

Original equipment revenues	1,298	1,079

Less: Substrate sales	362	295

Original equipment value-added revenues	$936	$784

	Twelve Months Ended December 31,

	2010	2009

Net sales and operating revenues	$5,937	$4,649

Less: Aftermarket revenues	1,169	1,036

Original equipment revenues	4,768	3,613

Less: Substrate sales	1,284	966

Original equipment value-added revenues	$3,484	$2,647

(1) Generally Accepted Accounting Principles

(2) Tenneco presents the above reconciliation of revenues in order to reflect OE value-added revenues. Substrate sales include precious metals pricing, which may be volatile. Substrate sales occur when, at the direction of its OE customers, Tenneco purchases catalytic converters or components thereof from suppliers, uses them in its manufacturing processes and sells them as part of the completed system. While Tenneco original equipment customers assume the risk of this volatility, it impacts reported revenue. Excluding substrate sales removes this impact.

CONTACT:
Tenneco Inc.
Jane Ostrander, 847-482-5607
Media inquiries
jostrander@tenneco.com
Linae Golla, 847-482-5162
Investor inquiries
lgolla@tenneco.com